Exhibit 99.1

Codiak BioSciences to Pursue Asset Sale through Voluntary Chapter 11 Process

CAMBRIDGE, Mass., March 27, 2023 — Codiak BioSciences, Inc. (NASDAQ: CDAK), a clinical-stage biopharmaceutical company pioneering the development of exosome-based therapeutics as a new class of medicines, today announced that the Company has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and will seek to pursue a sale process for its assets which is intended to maximize the value of the Company.

The Company began a marketing process ahead of the Chapter 11 filing to determine the level of market interest and is in ongoing discussions with several parties. The Company expects to consummate a sale of the entire business or its core assets as soon as reasonably practicable.

“The Board and management team have thoroughly assessed all of our strategic options and believe that this structured process represents the best possible solution for Codiak, taking into account our financial needs and the stage of our clinical and research programs,” said Douglas E. Williams, Ph.D., President and Chief Executive Officer of Codiak.

In connection with the filing, Codiak has appointed Paul Huygens, Principal at Province, LLC, as Chief Restructuring Officer. Mr. Huygens will oversee the business and its restructuring process, working to execute the Company’s business strategy and conduct a value-maximizing sale process. Mr. Huygens brings deep experience in managing complex financial and operational restructurings, including providing interim management services to preserve and maximize value.

The Company’s executive management team, including Dr. Williams, Linda C. Bain (Chief Financial Officer and Treasurer), David Mauro, M.D., Ph.D. (Chief Medical Officer), Sriram Sathyanarayanan, Ph.D. (Chief Scientific Officer), and Nicole Barna (Senior Vice President, Human Resources), will be departing the Company effective April 7; Dr. Williams will remain on the Board. Yalonda Howze (Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary) will be departing the Company on April 4. Konstantin Konstantinov, Ph.D. (Chief Technology Officer) will remain with the Company.

The Company will be filing various “First-Day” motions with the Bankruptcy Court requesting customary relief that will enable the Company to transition into Chapter 11 without disruption to its ordinary course operations. Codiak expects these motions to be approved within the first few days of the case.

Codiak is represented in this matter by Young Conaway Stargatt & Taylor, LLP as legal advisors, and Province, LLC as financial advisor and provider of interim management services.

About Codiak BioSciences

Codiak is a clinical-stage biopharmaceutical company pioneering the development of exosome-based therapeutics, a new class of medicines with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need. By leveraging the biology of exosomes as natural intercellular transfer mechanisms, Codiak has developed its proprietary engEx® Platform to expand upon the innate properties of exosomes to design, engineer and manufacture novel exosome therapeutic candidates. Codiak has utilized its engEx® Platform to generate a pipeline of engineered exosomes aimed at treating a broad range of disease areas, spanning oncology, infectious disease and rare disease.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements concerning the Company’s ability to consummate a sale of the entire business or its core assets. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Codiak’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as discussions of potential risks, uncertainties and other important factors in Codiak’s subsequent filings with the Securities and Exchange Commission (SEC). All information in this press release is current as of the date of this report, and Codiak undertakes no duty to update this information unless required by law.

Contact:

Christopher Taylor

Codiak BioSciences

E: investor@codiakbio.com

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